Exhibit 99.1

FOR IMMEDIATE RELEASE

VECTOR ANNOUNCES PRICING OF AN ADDITIONAL $235 MILLION

OF 7.750% SENIOR SECURED NOTES DUE 2021

Miami, FL, May 3, 2016 – Vector Group Ltd. (NYSE: VGR) (“Vector” or the “Company”) announced today that it has priced, and entered into an agreement to issue and sell, an additional $235 million aggregate principal amount of 7.750% senior secured notes due 2021 (the “Notes”). The offering is expected to close on May 9, 2016, subject to the satisfaction of customary closing conditions.

The Notes will have the same terms except issue date and purchase price and will be treated as the same series as the $450 million aggregate principal amount of 7.750% senior secured notes due 2021 issued by the Company on February 12, 2013 and the additional $150 million aggregate principal amount of 7.750% senior secured notes due 2021 issued by the Company on April 15, 2014 (together, the “Existing Notes”). The Notes will bear interest at a rate of 7.750% per year, payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2016. The Notes will mature on February 15, 2021, unless earlier repurchased or redeemed in accordance with their terms. The Notes will be fully and unconditionally guaranteed by all of the wholly-owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. The guarantees provided by some of the subsidiary guarantors will be secured by first priority or second priority security interests in certain assets of such guarantors.

The Notes will be issued by the Company at the initial price of 103.5% of the principal amount plus accrued interest from February 15, 2016. The Company intends to use the net cash proceeds from this offering for general corporate purposes, including, but not limited to, additional investments in real estate through the company’s wholly owned subsidiary, New Valley LLC, and in its existing tobacco business.

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other security, and there will not be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, “could” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of May 3, 2016. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the proposed notes offering.

***

Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC.